Exhibit 5.1

February 28, 2022 ZimVie Inc. 10225 Westmoor Drive Westminster, Colorado 80021

Ladies and Gentlemen:

Re: ZimVie Inc. Registration Statement on Form S-8

We have acted as counsel to ZimVie Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (File No. 333-) (the “Registration Statement”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock of the Company, par value $0.01 per share (the “Shares”), reserved for issuance pursuant to (i) the ZimVie Inc. 2022 Stock Incentive Plan (the “2022 Stock Incentive Plan”), (ii) the ZimVie Inc. Stock Plan for Non-Employee Directors (the “Stock Plan for Directors”), (iii) the ZimVie Inc. Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan for Directors”) and (iv) the ZimVie Inc. Employee Stock Purchase Plan (the “ESPP and, together with the 2022 Stock Incentive Plan, the Stock Plan for Directors and the Deferred Compensation Plan for Directors, the “Plans”).

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company that we reviewed.

February 28, 2022

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares reserved for issuance pursuant to the Plans, as referenced above, have been duly authorized by the Company and, when issued in accordance with the Plans, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to questions arising under the General Corporation Law of the State of Delaware. We do not express any opinion as to the laws of any other jurisdiction. The opinion expressed above is limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter. We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ White & Case LLP

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